Exhibit 99.7

Revised Notice of Guaranteed Delivery

To Offer to Exchange Up to 2,700,000 Shares of Common Stock
of
ITEX CORPORATION
for
Shares of Western Sizzlin Corporation Common Stock
by
WESTERN SIZZLIN CORPORATION

at an Exchange Ratio of One Share of ITEX Corporation Common Stock for
.06623 Shares of Western Sizzlin Corporation Common Stock

Pursuant to the Prospectus dated March 13, 2008

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
WEDNESDAY, MARCH 26, 2008, UNLESS THE OFFER IS EXTENDED.

The exchange agent for the offer is:

Continental Stock Transfer & Trust Company

By Mail or Overnight Courier:	By Facsimile Transmission	By Hand:
(for eligible institutions only):
Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
Attention: Reorganization Department	Attention: Reorganization Department	Attention: Reorganization Department
17 Battery Place, 8th Flr	Facsimile: (212) 616-7610	17 Battery Place, 8th Flr
New York, NY 10004	Confirm by phone: (212) 509-4000	New York, NY 10004
extension 536

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form (including the original Notice of Guaranteed Delivery previously circulated with the prospectus dated December 27, 2007), must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock (the “ITEX Shares”) of ITEX Corporation, a Nevada corporation (“ITEX”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Exchange Agent”) prior to the expiration date (as defined in the Prospectus, dated March 13, 2008 (the “Prospectus”)).  This Notice of Guaranteed Delivery may be delivered by hand, overnight courier, facsimile transmission or mail to the Exchange Agent.  See “The Offer—Guaranteed Delivery” in the Prospectus.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL, CERTIFICATES FOR ITEX SHARES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT WITHIN THE PERIOD SHOWN HEREIN.  FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Western Sizzlin Corporation, a Delaware corporation (“Western”), upon the terms and subject to the conditions set forth in the Prospectus, dated March 13, 2008, and the related revised Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of ITEX Shares set forth below pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Offer—Guaranteed Delivery”.

Number of Shares Tendered:

Certificate Numbers (if available):

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number:

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Include Zip Code)

Area Code and Telephone Number(s):

SIGN HERE:

(Signature(s))

Date:

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the ITEX Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of ITEX Shares complies with Rule 14e-4 and (c) delivery to the Exchange Agent of the ITEX Shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three trading days of the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, certificates for ITEX Shares and all other required documents to the Exchange Agent within the time period shown herein.  Failure to do so could result in a financial loss to such eligible guarantor institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Title)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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